UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2023

GENESIS GROWTH TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41138	98-1601264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 3 Hergiswil Nidwalden, Switzerland	6052
(Address of principal executive offices)	(Zip Code)

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +41 78 607 99 01

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GGAAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	GGAA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GGAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the requisite shareholder approval having been obtained at the Extraordinary General Meeting (as defined below) of Genesis Growth Tech Acquisition Corp. (“GGAA”) of the Extension Amendment Proposal (as defined below), GGAA adopted the Third Amended and Restated Memorandum and Articles of Association (the “Third A&R Articles”). Such Third A&R Articles will subsequently be filed with the Registrar of Companies in the Cayman Islands.

The information disclosed in Item 5.07 of this Current Report on Form 8-K under the headings “Proposal 1” is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Extraordinary General Meeting

On August 31, 2023, GGAA held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which holders of 5,883,786 ordinary shares in GGAA were present virtually or by proxy, representing approximately 92% of the voting power of the 6,426,039 ordinary shares issued and outstanding entitled to vote at the Extraordinary General Meeting at the close of business on August 7, 2023, which was the record date (the “Record Date”) for the Extraordinary General Meeting. Shareholders of record as of the close of business on the Record Date are referred to herein as “Shareholders”.

In connection with the Extension Amendment Proposal, Shareholders holding an aggregate of 19,519 Class A ordinary shares of GGAA, representing approximately 0.3% of the issued and outstanding Class A ordinary shares in GGAA, elected to redeem such shares for a pro rata portion of the funds in GGAA’s trust account. As a result, approximately $246,605.40 (approximately $12.63 per share) will be debited from GGAA’s trust account to pay such holders.

Proposal 1

The Shareholders approved the proposal to amend GGAA’s Second Amended and Restated Memorandum and Articles of Association (the “Articles of Association”), by way of special resolution, in the form of the Third A&R Articles to extend the date (the “Termination Date”) by which GGAA has to consummate a business combination (the “Extension”) from September 13, 2023 to December 13, 2024 (as extended, the “Extended Date”) (i.e., for a period of time ending 36 months after the consummation of GGAA’s initial public offering (the “IPO”)) (the “Extension Amendment Proposal”)

FOR	AGAINST	ABSTAIN
5,883,064	722	0

The foregoing description of the amendment to the Third A&R Articles does not purport to be complete and is qualified in its entirety by the terms of the Third A&R Articles, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

As there were sufficient votes to approve the Extension Amendment Proposal, shareholder action on a second proposal, to approve the adjournment of the Extraordinary General Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Extraordinary General Meeting to adopt the Extension Amendment Proposal, was not required and GGAA did not call the vote on that proposal.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association of Genesis Growth Tech Acquisition Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROWTH TECH ACQUISITION CORP.

Date: September 5, 2023	By:	/s/ Eyal Perez
	Name:	Eyal Perez
	Title:	Chief Executive Officer, Chief Financial Officer and Director

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